ePHONE TELECOM, INC.

                          SALES PARTNER AGENT AGREEMENT

THIS AGREEMENT is made and entered into this August 1st, 2000, by and between:

ePHONE Telecom, Inc. a State of Florida, USA, Corporation, with its principal place of business at 1145 Herndon Parkway, Herndon, Virginia, USA, hereinafter referred to as "ePHONE".

                                       and

MA&C Europe NV, with its principal place of business at Ottergemsesteenweg 471-473, 9000 Gent, Belguim represented by Gerrit L.J. Martens, CEO.

Hereinafter referred to as "SALES PARTNER" and each a "Party" and collectively the "Parties").

The parties hereto do hereby agree as follows:

Article 1         DEFINITIONS

"Direct Access" shall mean access to IP telephony service via a dedicated or dial-up ISP Internet connection.

"Connect Access" shall mean access to IP telephony service is via dial-up PSTN connection.

"Customer" shall mean a subscriber to the Services.

"Customer Premise Equipment" or "CPE" shall mean the equipment placed at a customer location by ePHONE or it's agents for the purpose of connecting to the ePHONE Network for voice telephony.

"IP Telephony Service or Service" shall mean the "Service" to which these Terms & Conditions apply, as provided by ePHONE Telecom. The Service allows making international and national calls from a fixed telephone to another fixed telephone. The service is described in the "Welcome Guide" package supplied with the Customer Service Plan Application.

"Network" shall mean the virtual network of ePHONE Telecom comprised of the Internet and other IP packet networks.

"SALES PARTNER" shall mean a SALES PARTNER who has executed a SALES PARTNER Agreement with ePHONE Telecom, Inc.

"Rate Table" shall mean the details of Service prices included in the Welcome Package.

"Service Plan" shall mean the document which describes the end customer calling plan, call rates, terms and conditions associated with the service and the appropriate customer authorization to enable ePHONE or its partners to act on its behalf for coordination of customer's LAN and PBX vendors for the installation of its CPE devices.

"Switch" shall mean the ePHONE equipment that is placed at a regional point of presence (POP) and connected to the Network for the provisioning and operations of IP Telephony Services.

"Welcome Package" means the document supplied to the Customer, describing the functionality and process of using and maintaining the Service.

Article 2         SERVICE DESCRIPTION

The parties agree to work with one another on a non-exclusive basis and shall provide the following services:

ePHONE shall:

(a) Provide and set up a designated Switch to be located in a metropolitan area, city or local loop area of the SALES PARTNER territory of operations.

(b) Within 60 days of the execution of this SALES PARTNER Agreement or within a mutually agreed time implement a Switch capable of a single T1 PRI or E1 PRI of voice traffic, in the applicable region.

(c) Provide CPE Devices for installation at customer locations. CPE devices can be a) PSTN auto-dialer(s), b) IP access device(s) or c) IP gateway server. CPEs interact with regional Switch providing Direct Access or Connect Access long distance telephone services.

(d) Establish calling cards or prepaid calling cards and process for SALES PARTNER, at a cost to be determined for the production of these cards and access charges to the ePHONE network. Such services are to be paid for in advance by the SALES PARTNER.

(e) Provide the required installation and maintenance service for ePHONE Switch and provide second level support for the CPE devices installed by the partner. This includes timely response to SALES PARTNER regarding the Switch, CPE, Network availability or any other problem that may result in the operation of the Network.

(f)  Provide  SALES  PARTNERS  with  access  to  customer  service   information
     including access to SALES PARTNER'S Customer call detail records (CDR) and other applicable information.

(g) Provide direct credit card or bank debits for the Customers account settlement.


SALES PARTNER shall:

(h) Provide ePHONE with initial volume commitment outlining the number of new customers by size as well as type and expected traffic volumes generated by them. Also provide monthly rolling commitments for the same covering the next 90 days of the operation.

(i) Selects one or more services offered by ePHONE Service Plans, and is responsible for the sale of those services within the territory to meet or exceed performance plans.

(j) Provide marketing, sales and sales support to solicit customers for the Service and to sign-up Customers by having them complete the Service Plan Contract.

(k)  To solicit  customers  for the Service and to sign-up  Customers  by having
     them  complete  the  Service  Plan  application.   Promptly  provide  these
     applications to ePHONE for its provisioning of the customer's service.

(l) Provide first level customer service support to Customers including recruiting, training, and maintaining customer service agent in support of the business in the territory.

(m) Commit to pre-set achievement targets. Minimum monthly achievement targets are applicable from the second month subsequent to start-up of services.

(n) Take responsibility for the translation of brochures, advertising materials, sales collateral, contracts and documents prepared by ePHONE into the native language of the region where the SALES PARTNER markets the Services.

(o) Provide regular forecasts, to the best of its ability, on the number of Customers by size and type and expected total telephony minutes that will pass through the regional Switch on monthly basis.

(p) Assist ePHONE in identifying the need for increases in capacity of ePHONE's local switch.

(q) Responsible for assisting ePHONE in its collection activities from Customers.

(r) Act as intermediary between ePHONE and Customer to address complaints, questions, and to assist the Customer during the term of its contract.

(s) Have available to it for its Customers the services to be provided by ePHONE Telecom as listed on separate, attached sheets such as the Service Plans.

(t) Responsible for providing ePHONE with the competitive information such as termination rates and other costs of service charged by the telephone service providers for PSTN or Calling Card services for worldwide termination, and also for costs and quality / nature of service for internet service providers in the local area. This information must be ascertained prior to the mutual determination Customer rates.

(u) Not to sell any services that may violate any laws of the jurisdiction in which SALES PARTNER and Customer are situated, nor violate any municipal, state, county, or federal statute or regulation of the State of Virginia or the United States of America.

Article 3         BRANDING

Partners are encouraged to use the name ePHONE in identifying the services offered. This will enable global recognition of ePHONE brand and will result in increased sales by the partner network around the globe. Partner is however permitted to use its own branding providing that the phrase "Powered by ePHONE" is always used in conjunction with the brand name. In all written material and other communication documents, where the product is referred to, the phrase "Powered by ePHONE" must appear prominently using same size fonts as that of the brand name. Any exception to the above must be approved by ePHONE in writing in advance.

Article 4         SERVICE USAGE

(a) Legal Parameters: This service may be utilized only for lawful purposes, and the usage of the service in connection with or adjunct to any matter or thing which violates any foreign, municipal, state, county or federal statute or regulation is prohibited. SALES PARTNER agrees to indemnify and hold harmless ePHONE from and against any and all claims, actions, causes of actions, administrative or government action, losses or damages (including legal fees and expenses) arising from the usage by SALES PARTNER and/or SALES PARTNER's Customers of the Service.

(b) Unilateral Service Revocation: In the event that ePHONE, at any time, believes that the service is being utilized by the SALES PARTNER Customers in contravention of the terms and provisions of this Agreement, ePHONE may at its sole discretion, immediately discontinue such service to SALES PARTNER or any of SALES PARTNER's Customers as the case may be, without liability other than for the refund of unearned prepaid Service fees.

Article 5         NO WARRANTIES

With respect to the service to be provided hereunder, SALES PARTNER acknowledges that ePHONE makes absolutely no warranties whatsoever, express or implied, including warranty of merchantability or fitness of this service for a particular purpose. As a result, SALES PARTNER agrees that ePHONE shall not be liable to SALES PARTNER or any of its Customers for any claims or damages which may be suffered by SALES PARTNER or its Customers, including, but not limited to, losses or damages of any and every nature, resulting from the loss of data, inability to access Internet, or inability to transmit or receive information, caused by, or resulting from, delays, non-deliveries, or service interruptions whether or not caused by the fault or negligence of ePHONE. SALES PARTNER hereby agrees to indemnify and hold harmless ePHONE from any and all claims of whatever nature brought by any of SALES PARTNER's Customers against ePHONE.

Article 6         USE OF INFORMATION

The utilization of any data or information received by SALES PARTNER or its Customers from the utilization of the service to be provided by ePHONE is at SALES PARTNER and its Customer's sole and absolute risk. ePHONE specifically disclaims and denies any responsibility for the completeness, accuracy or quality of information obtained through the services to be provided hereby.

Article 7         SERVICE AND PREPAID FEES

The Customer directly pays long distance telephone service fees to ePHONE by direct charge to credit card or debit account as indicated in the Service Plans. Prepaid calling cards are paid in full to ePHONE prior to shipment. The fees paid to ePHONE is the sum of the number of cards of each denomination time the face value indicated on the prepaid cards.

(a) The billing period of the service starts the day after the start-up of the Service. An itemized bill concerning all calls made during the billed period and showing the telephone numbers in full (10 digits) may be sent to the Customer if he so requested in the Customer Service Plan Application. The Customer will have the ability to view their bill on-line by a Web interface.

(b) The Customer will pay the bills by automatic debit to his bankcard or by automatic bank withdrawal or any other payment method indicated in the Service Plan Contract.

Article 8         SUPPORT INQUIRIES

SALES PARTNER shall direct all support inquiries via email to: support@ephonetelecom.com. ePHONE shall make best effort to resolve any problems related to ePHONE's network or Customer records. Only after email inquiries have failed, will ePHONE provide support via telephone.

Article 9         SERVICE AREA

The service areas for which the terms of this Agreement apply is

                  City                                      Country



Article 10        INDEPENDENT CONTRACTOR

For any and all legal, corporate, or financial purposes, SALES PARTNER shall be considered to be an independent contractor of ePHONE. SALES PARTNER shall be responsible for all expenses incurred by it which in any way arise out of or not related to this Agreement. SALES PARTNER shall further be responsible for payment of his/her own income and other taxes of whatever nature, including those of its employees or agents, due and owing to any country, state, county, province, territory, municipal authority, or other dully authorized governmental body. ePHONE shall not be responsible for payment of any such taxes which are the responsibility of SALES PARTNER hereunder.

Article 11        FINANCIAL ARRANGEMENT

ePHONE shall:

(a) In consideration of the services to be provided by SALES PARTNER hereunder, pay commissions according to the following structure:

Up-Front Sales Commission for Qualified Customers:
--------------------------------------------------
1.       Business Direct:  $50
2.       Business Connect: $50
3.       Small Office Connect:      $25
4.       Residential Connect:       $15

Recurring Revenue Sales Commissions:

Year 1:  10% of customer revenue
Year 2:  5% of customer revenue
Year 3:  2% of customer revenue and ongoing

(b) Pay commissions on recurring revenue monthly, from the second month following the signing of a new Customer. ePHONE will provide a sales report showing activity of SALES PARTNER and at the Customer level. Activity between reporting periods will be available online to SALES PARTNER and Customer.

Article 12        SCOPE OF AUTHORITY

ePHONE authorizes SALES PARTNER to resell ePHONE services on a non-exclusive basis as described above. SALES PARTNER has no authority, apparent or otherwise, to contract for, or on behalf of ePHONE, or in any other way legally bind ePHONE in any fashion, nor shall SALES PARTNER be authorized to make any representations about ePHONE or its services other than to reiterate to its clients SALES PARTNER and ePHONE's responsibilities as outlined in this agreement.

In the event ePHONE signs other Partners in the same territory, ePHONE and SALES PARTNER will mutually evaluate the market in terms of regional territory and functional services that the SALES PARTNER will or will not continue to represent.

Article 13        CHANGES IN TERMS OF AGREEMENT

ePHONE reserves the right to make changes to the above terms and conditions of this agreement upon sixty (60) days written notice to SALES PARTNER, in case a regulatory or business condition changes the terms of this agreement, advising of the change and the effective date thereof. Utilization of the service by the SALES PARTNER and/or its Customers following the effective date of such change shall constitute acceptance by SALES PARTNER of such change(s) in terms.

Article 14        TERMINATION

In the event that ePHONE, at any time, believes that the SALES PARTNER in contravention of the terms and provisions of this Agreement is selling the Service, ePHONE may at its sole discretion, terminate this contract with a 90 day notice. Causes for termination of the contract are inability to meet at least 80% of volume commitments; engaging in illegal activities; misrepresenting ePHONE services; inability to pay suppliers such as installers, sales partners, prepaid calling card distributors; material change in ownership of the company; insolvency or bankruptcy.

In the event that SALES PARTNER at any time, believes that ePHONE in contravention of the terms and provisions of this Agreement is unable to terminate SALES PARTNER traffic, SALES PARTNER may at it's sole discretion, terminate this contract with a 90-day notice. Causes for termination of this contract are inability to terminate traffic due to volume, inability to pay SALES PARTNER commissions, insolvency or bankruptcy.

ePHONE shall continue to support the SALES PARTNER's Customers and their additional requirements, however, the SALES PARTNER will not be allowed to represent ePHONE in regards to making additional sales or engage in any other activities outlined in this contract.

Article 15        DISPUTES

(a) Venue: Should any dispute arise under the terms of this Agreement, the parties agree that venue for resolution of said dispute shall be in the County or Circuit Courts in and for Herndon, VA, USA.

(b) Attorney's Fees and Expenses: Should any legal action be instituted to enforce the terms and conditions of this agreement, the prevailing party shall be entitled to recover reasonable attorney's fees and expenses incurred at both the trial and appellate levels.

Article 16        TERM

The financial and service terms of this non exclusive Agreement shall be in effect for one (1) year, to expire on the last day of the month preceding the first (1) year anniversary of the execution of this agreement. All other provisions of this agreement, specifically including, but not limited to, the indemnification provisions herein above, shall survive the termination of the financial and exclusivity terms of this agreement.

The contract is automatically renewed yearly, unless the provisions of Article 14 are in effect.

Article 17        ENTIRE AGREEMENT AND SEVERABILITY

This instrument constitutes the entire agreement between the parties, and represents the complete and entire understanding of the parties with respect to the subject matter of this agreement. This instrument supersedes any other agreement or understanding between the parties, whether written or oral. In the event that any term or provision of this instrument is held by a court of competent jurisdiction to be unenforceable, then the remaining provisions of this instrument and the agreement, which it evidences, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, and in consideration of the covenants and agreements contained herein, do hereby execute this instrument, with each party warranting their ability to enter into this agreement for the person or entity herein named as a party hereto.


SALES PARTNER :                                 ePHONE Telecom, Inc.

Date: 08/01/2000                                By:               Date:
Name: Gerrit L.J. Martens, CEO                  08/17/2000

                                                Name: Syd Rahman
                                                Title: V.P. of Marketing & Sales